                            SUPPLEMENT TO PROSPECTUS
                             DATED DECEMBER 14, 1999
                    67,602 SHARES OF KEYSTONE PROPERTY TRUST
                          COMMON STOCK $0.001 PAR VALUE

                           REGISTRATION NO. 333-92741

         An aggregate of 67,602 shares of the Company's Common Stock were sold on January 19, 2000 at a price of $15.49 per share by MPSN, LLC (The "selling security holder").

         All of the 67,602 shares of Common Stock described above were sold by the selling security holder. The selling security holder has resold or will resell such shares in the manner described under the "Method of Sale' section in the Prospectus of which this Supplement forms a part. Any compensation in the form of discounts, fees or commissions and any profits on the sales of such shares may be deemed underwriting discounts or commissions.

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           The date of this Prospectus Supplement is January 19, 2000